EXHIBIT 21
HILL-ROM HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company as of November 19, 2014 are wholly-owned Indiana corporations, unless otherwise noted.

Subsidiaries of Hill-Rom Holdings, Inc.
Hill-Rom, Inc.
Eagle Acquisition Sub B.V, a Netherlands corporation
Huntersville Insurance Company, Inc., a Utah corporation

Subsidiaries of Hill-Rom, Inc.
Advanced Respiratory, Inc., a Minnesota corporation
Allen Medical Systems, Inc.
Hill-Rom Services, Inc.
Aspen Surgical Products Holding, Inc., a Delaware corporation
Hill-Rom DTC, Inc.
Trumpf Medical Systems, Inc.

Subsidiary of Allen Medical Systems, Inc.
AMATECH Corporation

Subsidiary of Aspen Surgical Products Holding, Inc.
Aspen Surgical Products, Inc., a Michigan corporation

Subsidiary of Aspen Surgical Products, Inc.
Aspen Surgical Puerto Rico Corp., a Puerto Rico corporation

Jointly owned subsidiary of Hill-Rom, Inc. and Advanced Respiratory, Inc.
Hill-Rom Company, Inc.

Subsidiaries of Hill-Rom Company, Inc.
Hill-Rom International, Inc.
MEDIQ/PRN Life Support Systems, LLC
Hill-Rom Logistics, LLC

Subsidiary of Hill-Rom Services, Inc.
Hill-Rom Manufacturing, Inc.

Subsidiary of Hill-Rom Manufacturing, Inc.
Hill-Rom Finance Limited Partner, Inc.

Subsidiaries of Hill-Rom International, Inc.
Hill-Rom Pty, Ltd, an Australian corporation
Hill-Rom Asia Limited, a Hong-Kong corporation
Hill-Rom Japan KK, a Japanese corporation

Subsidiary of Hill-Rom Asia Limited
Hill-Rom Business Services Co., Ltd, a Chinese corporation
Hill-Rom Shanghai Ltd., a Chinese corporation

Jointly owned subsidiary of Hill-Rom Finance Limited Partner, Inc., Hill-Rom, Inc. and Aspen Surgical Products, Inc.
Hill-Rom EU C.V., a Netherlands partnership

Subsidiary of Hill-Rom EU C.V
Hill-Rom (Gibraltar) General Partner Limited, a Gibraltar limited partnership

Subsidiary of Hill-Rom (Gibraltar) General Partner Limited
Hill-Rom Holding (Gibraltar) Limited, a Gibraltar limited partnership

Jointly owned subsidiary of Hill-Rom Holding (Gibraltar) Limited and Hill-Rom (Gibraltar) General Partner Limited
HR Finance C.V., a Netherlands partnership

Subsidiary of Hill-Rom Holdings (Gibraltar) Limited
Hill-Rom International S.á r.l./B.V., a Luxembourg corporation

Subsidiaries of HR Finance C.V.
HR Europe B.V. a Netherlands corporation
Hill-Rom Global Holdings, B.V., a Netherlands corporation
Hill-Rom Receivables, LLC, a Delaware limited liability company

Subsidiaries of Hill-Rom Global Holdings, B.V.
Hill-Rom Holdings Netherlands, B.V., a Netherlands corporation
Hill-Rom Singapore Holdings S.á r.l., a Luxembourg corporation

Joint owned subsidiary of Hill-Rom Global Holdings B.V. and Hill-Rom International S.á r.l./B.V.
Hill-Rom SPRL, a Belgium corporation

Jointly owned subsidiary of Hill-Rom Holdings Netherlands, B.V. and Hill-Rom Holdings (Gibraltar) Limited
Hill-Rom HB, a Swedish partnership

Subsidiary of Hill-Rom Singapore Holdings S.á r.l.
Hill-Rom Services Pte, Ltd., a Singapore corporation

Subsidiaries of Hill-Rom Holdings Netherlands, B.V.,
Hill-Rom UK (Holdings) Ltd., a United Kingdom corporation
Trumpf Medizin Systeme Beteiligungs GmbH, a German corporation

Subsidiary of Trumpf Medizin Systeme Beteiligungs GmbH
Trumpf Medizin Systeme GmbH & Co KG, a German partnership

Subsidiaries of Trumpf Medizin Systeme GmbH & Co KG
Trumpf Medical Systems Ltd. (UK), a United Kingdom corporation
Trumpf Medical Systems (Taicang) Co., Limited, a Chinese corporation
Trumpf Med (Aust) Pty Limited, an Australian corporation
Videomed S.r.l., an Italian corporation

Subsidiaries of Hill-Rom UK (Holdings) Ltd.
Aspen Medical Europe Limited (UK), a United Kingdom corporation
Hill-Rom Ltd., a United Kingdom corporation

Subsidiary of Hill-Rom Ltd.
Hill-Rom (UK), Ltd., a United Kingdom corporation

Subsidiaries of Hill-Rom International S.á r.l./B.V.
Hill-Rom B.V., a Netherlands corporation
Hill-Rom S.A., a Switzerland corporation
Hill-Rom Austria GmbH, an Austrian corporation
Hill-Rom Sociedade Unipessoal, LDA a Portuguese corporation
Hill-Rom Poland sp. z o.o., a Polish corporation
Hill-Rom Canada, Ltd., a Canadian Corporation
Hill-Rom SARL, a French corporation

Jointly owned subsidiaries of Hill-Rom International S.á r.l./B.V. and Hill-Rom Services, Inc.
Hill-Rom India Private Ltd., an Indian corporation
Hill-Rom Rus, LLC, a Russian entity
Hill-Rom de Mexico S de RL de CV, a Mexican corporation
Hill-Rom Servicios S de RL de CV, a Mexican corporation
Hill-Rom Comercializador a de Mexico S de RL de CV, a Mexican corporation
Hill-Rom Importacao e Comercio de Equipamentos Medicos Ltda, a Brazilian corporation
Hill-Rom Turkey Medikal Urunler Dagitim ve Ticaret Limited Sirketi, a Turkish corporation

Subsidiary of Hill-Rom Austria GmbH
Trumpf Medizinsystems Osterreich GmbH, an Austrian corporation

Subsidiaries of Hill-Rom SARL
Hill-Rom Industries SA, a French corporation
Hill-Rom, S.p.A, an Italian corporation
Hill-Rom SAS, a French corporation
SCI Le Couviour Immoblier, a French corporation
Hill-Rom Iberia S.L., a Spanish corporation
Hill-Rom AB, a Swedish corporation
Trumpf Systemes Medicaux SAS, a French corporation

Jointly owned subsidiary of Hill-Rom SARL and Hill-Rom SAS
Hill-Rom sro, a Czech Republic corporation

Subsidiaries of Hill-Rom AB
Liko R&D AB, a Swedish corporation
Liko AB, a Swedish corporation
Hill-Rom Norway, a Norwegian corporation

Subsidiary of Liko AB
Völker Verwaltung GmbH, a German corporation

Jointly owned subsidiary of Liko AB and Eagle Acquisition Sub B.V.
Völker Holdings GmbH & Co KG, a German partnership

Subsidiaries of Völker Holdings GmbH & Co KG
Völker GmbH, a German corporation
Hill-Rom GmbH, a German corporation

Subsidiary of Völker GmbH
Völker BVBA, a Belgian corporation